Exhibit 10.18
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

FOURTH AMENDMENT TO OFFICE LEASE
This FOURTH AMENDMENT TO OFFICE LEASE (“Fourth Amendment”) is made and entered into as of the 9th day of September, 2019 (“Effective Date”), by and between SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
R E C I T A L S
A.    Kilroy Realty, L.P., a Delaware limited partnership (“Original Landlord”) and Tenant entered into that certain Office Lease dated March 31, 2006 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease dated August 18, 2010 by and between Original Landlord and Tenant (“First Amendment”), (ii) that certain Second Amendment to Office Lease dated October 1, 2014 by and between Original Landlord and Tenant (“Second Amendment”), and (iii) that certain Third Amendment to Office Lease dated February 7, 2019 by and between John Hancock Life Insurance Company (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation (“Second Landlord”) (“Third Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (collectively, the “Existing Premises”) located in the following buildings: (i) that certain office building located at 6340 Sequence Drive, San Diego, California (“6340 Building”) containing approximately 66,400 rentable square feet, (ii) that certain office building located at 6310 Sequence Drive, San Diego, California (“6310 Building”) containing approximately 62,415 rentable square feet and (iii) that certain office building located at 6290 Sequence Drive, San Diego, California (“6290 Building”) containing approximately 90,000 rentable square feet (collectively, the “Buildings”), which buildings are located in the Project (as defined in the Lease). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, may be referred to herein as the “Lease”. Landlord is the successor-in-interest in the Lease to second Landlord, successor-in-interest in the Lease to Original Landlord.
B.    Tenant desires to expand the Existing Premises to include a total of 132,600 rentable square feet of space (“6350 Expansion Premises”) comprising the entirety of that certain office building located at 6350 Sequence Drive, San Diego, California (the “6350 Building”), and to make other modifications to the Lease.
C.    Landlord and Tenant acknowledge and agree that the 6350 Building is, as of the date hereof, subject to a lease (the “6350 Building Lease”) between Landlord and Entropic Communications, LLC, a Delaware limited liability company (the “6350 Building Tenant”) and that certain sublease between the 6350 Building Tenant (as sublandlord) and Tenant (as subtenant) (the “6350 Building Sublease”), and that Tenant is currently in possession of the 6350 Expansion Premises pursuant to the 6350 Building Sublease.

A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.
2.Expansion of Premises.
2.16350 Expansion Premises. Effective as of the later of (i) the Effective Date or (ii) the date the Contingency (as defined in Section 10 below) is satisfied (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 6350 Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be deemed expanded to include the 6350 Expansion Premises (the Existing Premises together with the 6350 Expansion Premises are sometimes collectively referred to herein as the “Premises”). Landlord and Tenant hereby acknowledge that the Premises shall, effective as of the Expansion Commencement Date, contain a total of approximately 351,415 rentable square feet. The actual Expansion Commencement Date shall be memorialized in a confirmation amendment to be prepared by Landlord, which agreement Tenant shall promptly execute.
2.2No-Remeasurement of 6350 Expansion Premises. For purposes of the Lease (as hereby amended), “rentable square feet” of the Premises shall be deemed as set forth in Recital A and Recital B of this Fourth Amendment, and therefore neither Landlord nor Tenant shall have the right to re-measure the Premises at any time.
3.Term.
3.1Extension of Existing Premises Lease Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on February 28, 2022, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises shall be extended to expire coterminously with the term of Tenant’s lease of the 6350 Expansion Premises on the New Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. The “New Expiration Date” shall be December 31, 2023. The period commencing on the Expansion Commencement Date and terminating on the New Expiration Date shall be referred to herein as the “New Expansion Term.”
3.2Option Terms. Section 3.4 of the Second Amendment is deemed modified to provide that Tenant’s two (2) separate Option Terms to extend the Lease Term also apply to all of the 6350 Building, all of the 6340 Building, all of the 6310 Building and/or all of the 6290 Building (but not for just a portion of any building). Tenant may elect to extend the Lease Term for any or all of the 6350 Building, the 6340 Building, the 6310 Building or the 6290 Building, but in no event may Tenant exercise the second (2nd) Option Term to extend for any such building for which the New Expansion Term was not extended for the first Option Term. Notwithstanding anything above to the contrary, in the event Tenant elects to extend the Lease Term with respect to less than all of the Buildings leased by Tenant, then all Buildings for which Tenant
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exercised an Option Term to extend must be for Buildings which are contiguous. For example, Tenant may not elect to exercise an Option Term to extend for all Buildings except the 6310 Building.
3.3No Termination Option. Effective as of the Effective Date, Section 3.5 of the Second Amendment (Termination Option) is hereby deemed null and void and is of no further force or effect.
4.Base Rent.
4.1Existing Premises Base Rent. Base Rent for the Existing Premises shall continue to be paid pursuant to the Base Rent Schedule set forth in Section 4.1 of the Second Amendment through February 28, 2022. Commencing as of March 1, 2022 and continuing through the New Expiration Date, Base Rent shall be payable for the Existing Premises as follows:

Period	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
03/01/22 – 02/28/23	$5,908,005.00	$492,333.75	$2.25
03/01/23 – 12/31/23	$6,083,932.20	$506,994.35	$2.317

4.26350 Expansion Premises Base Rent. Commencing on the Expansion Commencement Date and continuing throughout the New Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 6350 Expansion Premises as follows:
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Period	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
*Effective Date – 01/31/20	$3,286,689.48	$273,890.79	$2.07
02/01/20 – 01/31/21	$3,401,723.61	$283,476.97	$2.14
02/01/21 – 01/31/22	$3,520,783.94	$293,398.66	$2.21
02/01/22 – 02/28/22	$3,421,080.00	$285,090.00	$2.15
03/01/22 – 02/28/23	$3,580,200.00	$298,350.00	$2.25
03/01/23 – 12/31/23	$3,686,810.40	$307,234.20	$2.317
* If the Expansion Commencement Date falls on a day of the month which is not the first day of such month, the Base Rent for such fractional month shall accrue on a daily basis and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent. Such fractional month shall be added to the first year of the New Expansion Term.
5.Direct Expenses.
5.1Tenant’s Share. Tenant’s Share with respect to the Existing Premises shall continue to be 100%. Tenant’s Share with respect to the 6350 Building shall, effective as of the Expansion Commencement Date, be 100%.
5.2“Project” Definition. Landlord and Tenant hereby expressly acknowledge and agree that the definition of the “Project” shall be revised to mean (i) the 6340 Building and its Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6340 Building and its Common Areas are located, (iii) the 6310 Building and its Common Areas, (iv) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6310 Building and its Common Areas are located, (v) the 6290 Building and its Common Areas, (vi) the land (which is comprised with landscaping, parking facilities and other improvements) upon which the 6290 Building and its Common Areas are located, (vii) the 6350 Building and its Common Areas, and (viii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6350 Building and its Common Areas are located. As the Project contains more than one (1) building, the parties acknowledge that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared among the 6340 Building, the 6310 Building, the 6290 Building and the 6350 Building. Accordingly, as set forth in Section 4.2 of the Lease, Direct Expenses are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the 6340 Building, the 6310 Building, the 6290 Building or the 6350 Building (as the case may be) and such portion shall be the Direct Expenses for purposes of the Lease (as amended). Such portion of Direct Expenses allocated to the 6310 Building shall include all Direct Expenses attributable solely to the 6310 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Such portion of
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Direct Expenses allocated to the 6340 Building shall include all Direct Expenses attributable solely to the 6340 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Such portion of Direct Expenses allocated to the 6290 Building shall include all Direct Expenses attributable solely to the 6290 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Such portion of Direct Expenses allocated to the 6350 Building shall include all Direct Expenses attributable solely to the 6350 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.
6.Condition of 6350 Expansion Premises. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the 6350 Expansion Premises, and Tenant shall accept the 6350 Expansion Premises in its presently existing, “as-is” condition.
7.Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than Cushman & Wakefield of San Diego, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of this Fourth Amendment.
8.Signage. Effective upon the Expansion Commencement Date, all signage rights and responsibilities set forth in Article 23 of the Original Lease in connection with the Existing Premises shall additionally apply with respect to the 6350 Expansion Premises.
9.Security Deposit/Letter of Credit. Landlord shall continue to hold the Security Deposit pursuant to the terms and conditions of Article 21 of the Original Lease and the L-C in accordance with the terms and provisions of Article 22 of the Original Lease throughout the New Expansion Term, as may be extended.
10.Contingency. Landlord and Tenant acknowledge and agree that this Fourth Amendment is contingent upon the full execution and delivery of a lease termination agreement between Landlord and the 6350 Building Tenant pertaining to the 6350 Building Lease (“Lease Termination Agreement”), which Lease Termination Agreement shall be on terms and conditions acceptable to Landlord in Landlord’s sole discretion and which, upon execution, shall also serve to concurrently terminate the 6350 Building Sublease (the “Contingency”). Tenant, as the subtenant under the 6350 Building Sublease, hereby acknowledges and consents to the termination of the 6350 Building Lease and the concurrent termination of the 6350 Building Sublease, subject to this Fourth Amendment becoming effective on or before such termination of the 6350 Building Lease and the 6350 Building Sublease, such that Tenant’s current possession of the 6350 Expansion Premises in not interrupted.
11.Parking. Tenant shall be entitled to utilize, at no additional cost, the parking area serving the 6350 Building as designated by Landlord. Tenant’s rights to utilize such parking shall be otherwise subject to all of the terms and conditions of the Lease.
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12.Multiple Buildings. Landlord and Tenant acknowledge that it is Landlord’s current intention to cause the ownership of all of the Buildings to be held by the same entity. If, however, at any time during the New Expansion Term or any Option Term, Landlord determines to separate ownership of the Buildings or to separately finance the Buildings (where the lender requires separate documentation), Tenant agrees to promptly after request from Landlord, execute commercially reasonable documents in order to separate Tenant’s lease of such building(s) of the Premises from the remaining building(s) of the Premises. Any such documentation shall be on the exact same terms as specified in the Lease (as amended) but as applicable to the relevant portion of the Premises.
13.Certified Access Specialist Inspection. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the 6350 Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree that, in the event Tenant desires, in its sole discretion, to have the 6350 Expansion Premises undergo a CASp inspection, such, CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Tenant, and reasonably approved by Landlord, subject to Landlord’s reasonable rules and requirements.
14.Perimeter Fencing. Subject to Landlord’s prior approval of all plans and specifications, which approval shall not be unreasonably withheld or delayed, Landlord shall permit Tenant to install and maintain, at Tenant’s sole cost and expense, perimeter fencing within the Project. At Tenant’s election, such fencing may be installed around the perimeter of the entire Project and/or around the perimeter of any of the Buildings and/or group of contiguous Buildings within the Project. Landlord’s approval of Tenant’s proposed fencing may be conditioned upon Tenant complying with such reasonable requirements imposed by Landlord based upon the advice of Landlord’s structural and mechanical engineers, so that the Project’s systems and equipment are not adversely affected. The installation of such fencing shall be done in compliance with Applicable Laws. Any repairs and maintenance of such fencing shall be the sole responsibility of Tenant. Unless Landlord otherwise notifies Tenant in writing that Landlord will not require Tenant to remove such fencing upon the expiration or earlier termination of the Lease, such fencing shall be removed by Tenant upon the expiration or earlier termination of the Lease, and Tenant shall repair damage resulting from such removal as necessary to restore the affected portions of the Project to substantially the same condition as existed prior to Tenant’s installation of the fencing.
15.Alterations.
15.1In the event Tenant, after the Effective Date of this Fourth Amendment, elects to construct Landlord approved Alterations and improvements in the
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Premises, Tenant shall have no obligation to remove the same, nor to restore the Premises to the condition that existed prior to such Alterations or improvements being made, unless Landlord provides written notice to Tenant at the time Landlord approves such proposed Alterations and improvements, with such written notice to Tenant specifying that Tenant shall be responsible for the removal of such proposed Alterations or improvements upon the expiration or earlier termination of the Lease.
15.2Landlord and Tenant hereby knowledge and agree that Section 2.4 of Exhibit B to the Second Amendment, and the Schedule 2 referenced therein (collectively, the “Prior Non-Confirming Improvements Provisions”), are both hereby deleted. In place of the Prior Non-Confirming Improvements Provisions, Landlord and Tenant hereby acknowledge and agree that, as to all Alterations and improvements existing in the Premises as of the Effective Date of this Fourth Amendment, Tenant shall have no obligation to remove any such Alterations or improvements, nor to restore the Premises to the condition that existed prior such Alterations or improvements being made, with the exception of those certain items identified on the Replacement Schedule 2 attached hereto (the “Non-Conforming Improvements”).
15.3Additionally, as set forth on Replacement Schedule 2, to Non-Conforming Improvements are divided into two (2) categories: the “Tier One Non-Conforming Improvements”, and the “Tier Two Non-Conforming Improvements”. Landlord and Tenant hereby acknowledge and agree that, in the event Tenant exercises at least the first Option Term or otherwise enters into an amendment to the Lease to further extend the term of the Lease beyond the New Expiration Date for a period of thirty-six (36) months or longer, and such extension of the term of the Lease applies to at least fifty percent (50%) of the rentable square feet in the Buildings, then upon the expiration or earlier termination of the Lease, Tenant shall (a) no longer be obligated to remove any of the Tier Two Non-Conforming Improvements, and (b) only be obligated to remove the Tier One Non-Conforming Improvements, with such removal of the Tier One Non-Conforming Improvements to occur upon the expiration of the Lease as to any Building not leased by Tenant. In contrast, if Tenant declines to exercise the first Option Term, and otherwise fails to enter into an amendment to extend the term of the Lease beyond the New Expiration Date for a period of thirty-six (36) months or longer (and for at least fifty percent (50%) of the rentable square feet in the Buildings), then Tenant shall remain obligated to remove the Tier One and Tier Two Non-Conforming Improvements upon the expiration or earlier termination of the Lease.
16.California Energy Disclosures. Tenant acknowledges that Landlord has complied with Cal. Pub. Res. Code § 25402.10 and the disclosure regulations issued in connection therewith (e.g., California Code of Regulations, Title 20, Sections 1680 — 1684) by, among other things, delivering to Tenant the Disclosure Summary Sheet, Statement of Energy Performance, Data Checklist and Facility Summary (as such terms are defined in California Code of Regulations, Title 20, Section 1681) for the 6350 Expansion Premises (collectively, the “Energy Information”) prior to the date hereof. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the 6350 Expansion Premises or the accuracy or completeness of the Energy Information, (ii) the Energy Information is for the current occupancy and use of the 6350 Expansion Premises and that the energy performance of the 6350 Expansion Premises may vary, and (iii) Landlord shall have no liability for any errors or omissions in the Energy Information.
17.No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall apply with respect to the 6350 Expansion Premises and the Lease shall remain unmodified and in full force and effect.
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[Signatures follow on next page]
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IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LANDLORD”: SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company By: /s/ Ray Rothfelder Its: Managing Director, Western U.S. Dated: October 4, 2019	“TENANT”: DEXCOM, INC., a Delaware corporation By: /s/ Jereme Sylvain Its: VP, Finance By: /s/ Brice Bobzien Its: VP, Finance
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EXHIBIT A
OUTLINE OF 6350 EXPANSION PREMISES

EXHIBIT A

REPLACEMENT SCHEDULE 2
NON-CONFORMING IMPROVEMENTS

Non-Conforming Improvements	6290 Building	6310 Building	6340 Building	6350 Building
Tier One Non-Conforming Improvements
[***]	Not applicable	Not applicable	Applicable	Applicable
[***]	Applicable	Applicable	Applicable	Applicable
[***]	Not applicable	Not applicable	Applicable	Applicable
Remove security systems including card access and cameras	Applicable	Applicable	Applicable	Applicable
Tier Two Non-Conforming Improvements
Server/MDF/IDF and all associated equipment, including ladder racks, cabling and raised flooring.	Applicable	Applicable	Applicable	Applicable
Roof cable satellites	Applicable	Applicable	Applicable	Applicable
Storage sheds, storage racks and storage shelves.	Not applicable	Not applicable	Applicable	Not Applicable
Generators not part of original building shell.	Applicable	Not applicable	Applicable	Applicable
Parking lot signs, reserved spots etc.	Applicable	Applicable	Applicable	Applicable
Added trash compactors or bailers and associated equipment must be restored to original condition.	Not applicable	Not applicable	Applicable	Applicable
REPLACEMENT SCEHDULE 2

FIFTH AMENDMENT TO LEASE
THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made as of October 21, 2019, by and between SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company (“Landlord”) and DEXCOM, INC., a Delaware corporation (“Tenant”).
Recitals:
A.    Kilroy Realty, L.P., a Delaware limited partnership (“Original Landlord”) and Tenant entered into that certain Office Lease dated March 31, 2006 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease dated August 18, 2010 by and between Original Landlord and Tenant (“First Amendment”), (ii) that certain Second Amendment to Office Lease dated October 1, 2014 by and between Original Landlord and Tenant (“Second Amendment”), (iii) that certain Third Amendment to Office Lease dated February 7, 2019 by and between John Hancock Life Insurance Company (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation (“Second Landlord”) (“Third Amendment”), and (iv) that certain Fourth Amendment to Office Lease dated as of September 9, 2019 by and between Landlord and Tenant (“Fourth Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (collectively, the “Existing Premises”) located in the following buildings: (i) that certain building located at 6340 Sequence Drive, San Diego, California (“6340 Building”) containing approximately 66,400 rentable square feet, (ii) that certain building located at 6310 Sequence Drive, San Diego, California (“6310 Building”) containing approximately 62,415 rentable square feet, (iii) that certain building located at 6290 Sequence Drive, San Diego, California (“6290 Building”) containing approximately 90,000 rentable square feet and (iv) that certain building located at 6350 Sequence Drive, San Diego, California (“6350 Building”) containing approximately 132,600 rentable square feet (collectively, the “Buildings”), which buildings are located in the Project (as defined in the Lease). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, may be referred to herein as the “Lease”. Landlord is the successor-in-interest in the Lease to second Landlord, successor-in-interest in the Lease to Original Landlord.
B.    Landlord and Tenant desire to enter into this Fifth Amendment confirming the Expansion Commencement Date and other matters under the Lease.
NOW, THEREFORE, Landlord and Tenant agree as follows:
1.    The actual Expansion Commencement Date is October 1, 2019.
2.    The New Expiration Date is December 31, 2023.
3.    Section 4.2 of the Fifth Amendment is deleted in its entirety and the following is substituted therefor:

Period	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
*11/01/19 – 01/31/20	$3,286,689.48	$273,890.79	$2.07
02/01/20 – 01/31/21	$3,401,723.61	$283,476.97	$2.14
02/01/21 – 01/31/22	$3,520,783.94	$293,398.66	$2.21
02/01/22 – 02/28/22	$3,421,080.00	$285,090.00	$2.15
03/01/22 – 02/28/23	$3,580,200.00	$298,350.00	$2.25
03/01/23 – 12/31/23	$3,686,810.40	$307,234.20	$2.317
*Landlord and Tenant acknowledge and agree that the prior tenant of the Expansion Space referenced in the Fourth Amendment, Entropic Communications, LLC (“Entropic”) paid to Landlord the Base Rent for the month of October, 2019 and that Tenant has reimbursed Entropic for such payment.
4.    Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
5.    Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the date last set forth below.

“LANDLORD”: SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company By: /s/ Ray Rothfelder Its: Managing Director, Western U.S. Dated: October 29, 2019	“TENANT”: DEXCOM, INC., a Delaware corporation By: /s/ Brice Bobzien Its: VP, Finance Dated: October 24, 2019 By: /s/ Jereme Sylvain Its: VP, Finance Dated: October 24, 2019

890641.01/SD 287956-00155/10-21-19/MLT/pah	3

SIXTH AMENDMENT TO OFFICE LEASE
This SIXTH AMENDMENT TO OFFICE LEASE (“Sixth Amendment”) is made and entered into as of the 25th day of May, 2021, by and between SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.    Landlord’s predecessor-in-interest, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation, in turn the predecessor-in-interest to Kilroy Realty, L.P., a Delaware limited partnership (“Original Landlord”), and Tenant entered into that certain Office Lease dated March 31, 2006 (the “Lease”), as amended by (i) that certain First Amendment to Office Lease dated August 18, 2010 (“First Amendment”), (ii) that certain Second Amendment to Office Lease dated October 1, 2014 (“Second Amendment”), (iii) that certain Third Amendment to Office Lease dated as of February 7, 2019 by and between Landlord and Tenant (“Third Amendment”) (iv) that certain Fourth Amendment to Lease dated as of September 9, 2019 by and between Landlord and Tenant (“Fourth Amendment”), and (v) that certain Fifth Amendment to Lease dated as of October 28, 2019 by and between Landlord and Tenant (“Fifth Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (collectively, the “Premises”) located in the following buildings: (i) that certain office building located at 6340 Sequence Drive, San Diego, California (“6340 Building”), (ii) that certain office building located at 6310 Sequence Drive, San Diego, California (“6310 Building”), (iii) that certain office building located at 6290 Sequence Drive, San Diego, California (“6290 Building”) and (iv) that certain office building located at 6350 Sequence Drive, San Diego, California (“6350 Building”) (collectively, the “Buildings”), which buildings are located in the Project (as defined in the Lease). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, may be referred to herein as the “Lease”. Landlord is the successor-in-interest in the Lease to Original Landlord.
B.    Tenant desires, as part of its plan to renovate material potions of the interior of the 6350 Building, to perform sprinkler renovation work in the 6350 Building and Landlord has agreed to provide Tenant with an improvement allowance in connection with such work.
C.    In connection with the foregoing, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.
2.    Sprinkler Renovation. Subject to the full execution and delivery of this Sixth Amendment by Landlord and Tenant, Tenant shall commence performing the Sprinkler Renovation Work (as defined the Tenant Work Letter attached hereto as Exhibit “A”) in the 6350 Building pursuant to the terms and conditions of the Tenant Work Letter attached hereto as Exhibit “A”.

909072.01/SD 999903-14000/3-30-21/MLT/pah	6340/6310/6290 6350 SEQUENCE DRIVE [Expansion and Extension Amendment] [DexCom, Inc.]
5128218v2 / 500209.0001

3.    No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

“LANDLORD”: SEQUENCE TECH. CENTER CA LLC, a Delaware limited liability company	“TENANT”: DEXCOM, INC., a Delaware corporation
By: /s/ Ryan Lewis	By: /s/ Jereme Sylvain
Name: Ryan Lewis	Name: Jereme Sylvain
Title: Director, Western US	Its: EVP, Chief Financial Officer
Date: 6/2/2021

By: /s/ Erik T. Gustafson
Name: Erik T. Gustafson
Title: Senior Managing Director
Date: 6/2/2021

909072.01/SD 999903-14000/3-30-21/MLT/pah	6340/6310/6290 6350 SEQUENCE DRIVE [Expansion and Extension Amendment] [DexCom, Inc.]
5128218v2 / 500209.0001

EXHIBIT A
TENANT WORK LETTER
This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the Sprinkler Renovation Work described below.
SECTION 1

GENERAL
Except for the Improvement Allowance set forth below and as otherwise set forth in the Lease, Landlord shall not be obligated to make or pay for any alterations or improvements to the Buildings or the Project.
SECTION 2

IMPROVEMENT ALLOWANCE AND SPRINKLER RENOVATION WORK
2.1    Improvement Allowance. Tenant shall be entitled to an improvement allowance (the “Improvement Allowance”) in the amount of up to, but not exceeding, One Million Six Hundred Thirty-Three Thousand Dollars ($1,633,000.00), to help Tenant pay for the costs of the design, permitting and construction of the sprinkler renovation work in the 6350 Building (collectively, the “Sprinkler Renovation Work”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to April 30, 2022. Landlord shall not be obligated to disburse any portion of the Improvement Allowance for disbursement requests beyond April 30, 2022. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Improvement Allowance which is not used to pay for the Improvement Allowance Items (as defined below).
2.2    Disbursement of the Improvement Allowance.
2.2.1    Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Improvement Allowance Items”):
2.2.1.1    Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below), and (ii) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);
2.2.1.2    The payment of plan check, permit and license fees relating to construction of the Sprinkler Renovation Work;
2.2.1.3    The cost of construction of the Sprinkler Renovation Work, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.
2.2.1.4    The cost of any changes to the Construction Drawings or Sprinkler Renovation Work required by applicable laws;

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2.2.1.5    Sales and use taxes and Title 24 fees; and
2.2.1.6    All other costs to be expended by Landlord or Tenant in connection with the design, permitting and construction of the Sprinkler Renovation Work.
2.2.2    Disbursement of Improvement Allowance. Subject to Section 2.1 above, during and after the construction of the Sprinkler Renovation Work, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:
2.2.2.1    Monthly Disbursements. From time to time during and after the construction of the Sprinkler Renovation Work (but in no event sooner than August 1, 2021 and no more frequently than monthly), Tenant shall deliver to Landlord: (i) a request for payment by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Sprinkler Renovation Work, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the budget included in the Contract (as defined below); (ii) paid invoices from all of Tenant’s Agents (as defined below), for labor rendered and materials delivered to the 6350 Building; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8138; and (iv) each of the general disbursement items referenced in Section 2.2.2.2 below, and all other information reasonably requested by Landlord. Following Landlord’s receipt of a completed disbursement request submission, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the Approved Working Drawings (as defined below) or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
2.2.2.2    Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Sprinkler Renovation Work, provided that (i) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, HVAC, life-safety or other systems of the 6350 Building, the curtain wall of the 6350 Building, or the structure or exterior appearance of the 6350 Building; and (ii) Tenant has delivered to Landlord: (A) properly executed and final unconditional mechanics lien releases in compliance with applicable California law; (B) if applicable, permit cards signed off by the City of San Diego (the “City”) with respect to the Sprinkler Renovation Work; (C) as-built plans and City-permitted plans for the Sprinkler Renovation Work; (D) operation manuals and warranties for equipment included within the Sprinkler Renovation Work, if applicable; (E) copy of the contract with the Contractor (if not previously delivered to Landlord); (F) copy of the Contractor’s certificate of insurance, including Additional Insured endorsement naming Landlord (and any other party requested by Landlord) as additional insureds; and (G) the Contractor’s schedule of values, showing total contract value.
2.2.2.3    Other Terms. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items.
SECTION 3

CONSTRUCTION DRAWINGS

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3.1    Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the “Architect”) and engineering consultants (“Engineers”) approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to prepare the Construction Drawings. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
3.2    Final Working Drawings. As soon as reasonably possible after the date hereof, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Sprinkler Renovation Work, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to obtain all applicable permits for the Sprinkler Renovation Work (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Sprinkler Renovation Work if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the Sprinkler Renovation Work. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
3.5    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter Agreement, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals from Landlord required under this Tenant Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of the Lease.
SECTION 4

CONSTRUCTION OF THE SPRINKLER RENOVATION WORK
4.1    Tenant’s Selection of Contractor and Tenant’s Agents.

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4.1.1    The Contractor. Tenant shall select a general contractor to construct the Sprinkler Renovation Work (the “Contractor”), which Contractor shall be subject to Landlord’s reasonable approval.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
4.2    Construction of Sprinkler Renovation Work by Tenant’s Agents.
4.2.1    Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Sprinkler Renovation Work, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.6 above, in connection with the design, permitting and construction of the Sprinkler Renovation Work to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract, if any (the “Final Costs”).
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Sprinkler Renovation Work. Tenant’s and Tenant’s Agents’ construction of the Sprinkler Renovation Work shall comply with the following: (i) the Sprinkler Renovation Work shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Sprinkler Renovation Work to Contractor and Contractor shall, within five (5) business days after Tenant’s receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Sprinkler Renovation Work.
4.2.2.2    Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Sprinkler Renovation Work and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Sprinkler Renovation Work, and (ii) to enable Tenant to obtain any building permit for the 6350 Building required for the Sprinkler Renovation Work.
4.2.2.3    Insurance Requirements.
4.2.2.3.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.3.2    Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount equal to the full replacement cost of the improvements being

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constructed by Tenant for the Sprinkler Renovation Work, and such other insurance as Landlord may reasonably require; provided, however, to the extent such other insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.3.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Sprinkler Renovation Work and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. If the Sprinkler Renovation Work are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s property manager, Landlord’s asset manager, and all mortgagees and ground lessors of the 6350 Building and any other parties, each to the extent specified by Landlord to Tenant in writing. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.
4.2.3    Governmental Compliance. The Sprinkler Renovation Work shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4    Inspection by Landlord. Landlord shall have the right to inspect the Sprinkler Renovation Work at reasonable times, provided however, that Landlord’s failure to inspect the Sprinkler Renovation Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Sprinkler Renovation Work constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Sprinkler Renovation Work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Sprinkler Renovation Work shall be rectified by Tenant at no expense to Landlord, provided however, that if Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Sprinkler Renovation Work and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the 6350 Building, or the structure or exterior appearance of the 6350 Building, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Sprinkler Renovation Work until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5    Meetings. Subsequent to the execution of the Sixth Amendment, Tenant shall hold regularly-scheduled meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Sprinkler Renovation Work, which meetings shall be held at a location designated by Tenant. Landlord and/or its agents shall receive prior notice of, and shall have the

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right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of “As Built” Plans. Within ten (10) business days after completion of construction of the Sprinkler Renovation Work, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the 6350 Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following completion of construction of the Sprinkler Renovation Work, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the Sprinkler Renovation Work in the 6350 Building, and (iii) Tenant shall assign to Landlord all warranties and guaranties pertaining to the Sprinkler Renovation Work.
4.4    Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Sprinkler Renovation Work and showing the critical time deadlines for each phase, item or trade relating to the construction of the Sprinkler Renovation Work.
SECTION 5

MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated Jon Haigis (858) 281-7013 and jon.haigis@dexcom.com as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2    Landlord’s Representative. Landlord has designated Holly Jump at (858) 292-1667 and holly_jump@jhancock.com as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.3    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the completion of the Sprinkler Renovation Work, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Sprinkler Renovation Work, and (ii) all other obligations of Landlord under the terms of this

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Tenant Work Letter shall be postponed until such time as such default is cured pursuant to the terms of the Lease.

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TENANT ESTOPPEL CERTIFICATE
June 8, 2021
ARE-SD REGION NO. 76, LLC (“Buyer”)
c/o Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California 91101
Re:    Lease dated March 31, 2006 (together with all amendments, modifications, supplements, guarantees, and restatements thereof set forth in items 1 and 2 of Schedule A attached hereto, the “Lease”) executed between Kilroy Realty, L.P., a Delaware limited partnership, predecessor in interest to Sequence Tech. Center CA LLC, a Delaware limited liability company (“Landlord”), and Dexcom, Inc., a Delaware corporation (“Tenant”), for those premises comprised of 90,000 rentable square feet and located at 6290 Sequence Drive, 62,415 rentable square feet and located at 6310 Sequence Drive, 66,400 rentable square feet and located at 6340 Sequence Drive, and 132,600 rentable square feet and located at 6350 Sequence Drive located in San Diego, California (the “Premises”)
To whom it may concern:
The undersigned Tenant understands that you or your assigns intend to acquire that property located at 6290, 6310, 6340 and 6350 Sequence Drive, San Diego, California 92121 (the “Property”) from Landlord. The undersigned Tenant does hereby certify to you as follows:
A.    The Lease consists of the documents identified in items 1 and 2 on Schedule A attached hereto (“Schedule A”). The Lease represents the entire agreement between the parties with respect to the Property. Attached hereto as Exhibit A is a true, correct and complete copy of the Lease.
B.    The Lease is in full force and effect and has not been modified, supplemented, amended, subleased or assigned except as indicated in Item 2 on Schedule A.
C.    To Tenant’s knowledge, there are no defaults under the Lease by Landlord, including, without limitation, defaults relating to the design, construction, condition and tenant uses of the Property. Tenant knows of no event or condition which, with the passage of time, the giving of notice, or both, would constitute a default by Landlord under the Lease. To Tenant’s knowledge, Tenant is not in default under the Lease and, to Tenant’s knowledge, no events or conditions exist which, with the passage of time or giving of notice or both, would constitute a default by Tenant under the Lease.
D.    As of the date hereof, Tenant does not claim any offsets or credits against rents payable under the Lease.
E.    Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.
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F.    Tenant has fully paid rent on account of the month of June 2021; the current base rent under the Lease is as shown in Item 4 on Schedule A. The current monthly payment of operating expenses and real estate taxes is shown in Item 4 on Schedule A. Tenant’s percentage share for operating expenses and real estate taxes is 100%.
G.    Tenant has not paid any rentals in advance except for the current month of June 2021.
H.    The term of the Lease has commenced and will terminate on the dates indicated in Item 5 on Schedule A. Tenant does not have any right or option to renew or extend the term of the Lease, except as indicated in Item 5 of Schedule A.
I.    Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal, right of first offer, or option to purchase the Property or any part thereof.
J.    There are no unexpired free or reduced rent or abated rents periods or other rental concessions under the Lease except as set forth on Item 7 of Schedule A.
K.    The improvements and space required to be furnished according to the Lease (if any) have been duly delivered by the Landlord and accepted by Tenant. Any payments by Landlord to Tenant for tenant improvements which are required under the Lease (whether due or to come due) have been made, except as may be indicated on Item 8 of Schedule A. Tenant has accepted the Premises and is in occupancy.
L.    Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency, or other proceedings.
M.    Except as shown in Item 9 of Schedule A, Tenant has no right of first refusal or right of first offer to lease additional space at the Property.
N.    Except as set forth in Item 2 on Schedule A, Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreement with respect thereto.
O.    The address for notices to be sent to Tenant under the Lease is indicated in Item 10 of Schedule A.
P.    Tenant has not exercised any of its rights under Section 8.3 (captioned “Additional Parking”) of the Second Amendment to Office Lease, and such rights have lapsed and are of no further force or effect.
Tenant acknowledges that the undersigned individual signing this Estoppel Certificate on behalf of Tenant is duly authorized to execute and deliver it on behalf of Tenant. Tenant further acknowledges that this Estoppel Certificate may be relied upon by Buyer (and any assignee of Buyer’s right to purchase the above-described Property), any lender which makes a loan to Buyer, and such lender’s successors and assigns. This Estoppel Certificate shall be binding upon Tenant and its permitted successors and assigns.
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TENANT:
DEXCOM, INC.,
a Delaware corporation
By:    /s/ Jereme Sylvain
Name:    Jereme Sylvain
Title:    EVP, Chief Financial Officer
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SCHEDULE A
1.    Lease:
Landlord: Kilroy Realty, L.P., a Delaware limited partnership, predecessor in interest to Sequence Tech. Center CA LLC, a Delaware limited liability company
Tenant: Dexcom, Inc., a Delaware corporation
Premises Entire buildings located at 6290, 6310, 6340 and 6350 Sequence Drive, San Diego, California, consisting of 351,415 rentable square feet.
Date: March 31, 2006
2.    Modifications, Amendments and/or Assignments
(a)    Date:    August 18, 2010 (First Amendment to Office Lease)
(b)    Date:    July 10, 2012 (License Agreement (re: Mobile Food Trucks))
(c)    Date:    October 1, 2014 (Second Amendment to Office Lease)
(d)    Date:    March 10, 2015 (Letter re: Notice of Early Business Operations
6290 Must-Take Premises)
(e)    Date:    August 3, 2017 (Letter re: DexCom Amenities)
(f)    Date:    February 7, 2019 (Third Amendment to Office Lease)
(f)    Date:    September 9, 2019 (Fourth Amendment to Office Lease)
(g)    Date:    October 24, 2019 (Fifth Amendment to Lease)
(h)    Date:    October 13, 2020 (Letter re: New Fire System)
(i)    Date:    May 25, 2021 (Sixth Amendment to Office Lease)
3.    Security Deposit
(currently held by Landlord) $89,640.00
Letter of Credit
(currently held by Landlord) $664,000.00
4.    Monthly Base Rent for current term of Lease
6290 Sequence Drive
$196,280.76 with future escalations as follows:
$202,500.00 commencing 03/01/2022
$208,530.00 commencing 03/01/2023
6310 Sequence Drive
$127,679.66 with future escalations as follows:
$131,829.25 commencing 12/01/2022
$140,433.75 commencing 03/01/2022
$144,615.55 commencing 03/01/2023
6340 Sequence Drive
$135,831.60 with future escalations as follows:
$140,246.13 commencing 12/01/2021
$149,400.00 commencing 03/01/2022
$153,848.80 commencing 03/01/2023
6350 Sequence Drive
$293,398.66 with future escalation as follows:
$285,090.00 commencing 02/01/22
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$298,350.00 commencing 03/01/22
$307,234.20 commencing 03/01/23
Monthly Operating Expense, Real Estate Tax and Insurance
6290 Sequence Drive    $54,700.00
6310 Sequence Drive    $38,034.00
6340 Sequence Drive    $42,364.00
6350 Sequence Drive    $87,192.00
5.    Commencement Date: May 1, 2006
Commencement Date (6310 Sequence Drive): September 15, 2010
Commencement Date (6290 Sequence Drive): February 13, 2015
Expansion Commencement Date (6350 Sequence Drive):    October 1, 2019
Termination Date: December 31, 2023
Options to Extend: Two (2) separate options to extend the Lease Term for a period of not less than three (3) years and not more than five (5) years each, as more particularly set forth in the Lease.
6.    Right of First Refusal/Purchase Option: None.
7.    Unexpired Free Rent/ Rent Abatement: None.
8.    Unpaid Tenant Improvement Allowance:
(a)    An aggregate amount of $58,397 as Landlord’s contribution towards fire alarm control panel upgrades in each of the 6290, 6310, 6340 and 6350 Buildings, as more particularly set forth in the October 13, 2020 Letter re: New Fire System; and
(b)    An amount up to $1,633,000 for the “Sprinkler Renovation Work” for the 6350 Building, pursuant to the Sixth Amendment to Office Lease dated May 25, 2021
9.    Right of First Refusal to Lease: Tenant has an on-going right of first refusal to lease space in the building located at 6260 Sequence Drive, 10390 Pacific Center Court, 10394 Pacific Center Court, 10398 Pacific Center Court, 10421 Pacific Center Court, 10445 Pacific Center Court and 10455 Pacific Center Court, as more particularly set forth in the Lease
10.    Tenant’s Notice Address:
DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attention: Chief Executive Officer
with copies to:
DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attention: Legal Department
and
5140828v2 / 500209.0001

Stuart Kane LLP
620 Newport Center Drive, Suite 200
Newport Beach, California 92660
Attention: Josh C. Grushkin
5140828v2 / 500209.0001

Exhibit A
Lease
[Attached]
5140828v2 / 500209.0001

SEVENTH AMENDMENT TO OFFICE LEASE
This SEVENTH AMENDMENT TO OFFICE LEASE (“Seventh Amendment”) is made and entered into as of the 23rd day of December, 2022, by and between ARE-SD REGION NO. 76, LLC, a Delaware limited liability company (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.    Landlord and Tenant are now parties to that certain Office Lease dated March 31, 2006 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease dated August 18, 2010, (ii) that certain Second Amendment to Office Lease dated October 1, 2014 (the “Second Amendment”), (iii) that certain Third Amendment to Office Lease dated as of February 7, 2019 (the “Third Amendment”), (iv) that certain Fourth Amendment to Lease dated as of September 9, 2019 (the “Fourth Amendment”), and (v) that certain Fifth Amendment to Lease dated as of October 29, 2019 (the “Fifth Amendment”), and (vi) that certain Sixth Amendment to Office Lease dated as of May 25, 2021 (the “Sixth Amendment”) (as amended, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (collectively, the “Premises”) located in the following buildings: (i) that certain office building located at 6340 Sequence Drive, San Diego, California, containing approximately 66,400 rentable square feet (the “6340 Building”), (ii) that certain office building located at 6310 Sequence Drive, San Diego, California, containing approximately 62,415 rentable square feet (the “6310 Building”), (iii) that certain office building located at 6290 Sequence Drive, San Diego, California, containing approximately 90,000 rentable square feet (the “6290 Building”) and (iv) that certain office building located at 6350 Sequence Drive, San Diego, California, containing approximately 132,600 rentable square feet (the “6350 Building”), which buildings are located in the Project (as defined in the Lease). The 6340 Building, the 6310 Building, the 6290 Building and the 6350 Building may be collectively referred to herein as the “Buildings”. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    The term of the Lease is scheduled to expire on December 31, 2023.
C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the term of the Lease for a period of 60 months.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Term.
a.Extension of Existing Term. The term of the Lease is hereby extended for a period of 60 months (the “Extension Term”), which Extension Term shall commence on January 1, 2024 (the “Extension Term Commencement Date”), and expire on December 31, 2028. Tenant’s occupancy of the Premises during the Extension Term shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.
b.Remaining Option Term. Landlord and Tenant acknowledge and agree that the first Option Term provided for in Section 3.4 of the Second Amendment (as amended by Section 3.2 of the Fourth Amendment) no longer applies and that Tenant has only one remaining option to extend the term of the Lease for an additional Option Term pursuant to Section 3.4 of the Second Amendment (as amended by Section 3.2 of the Fourth Amendment). For the avoidance of doubt, if Tenant exercises its Partial Termination Right pursuant to Section 5 below, the terms of this Section 1(b) shall not apply with respect to the Partial Early Termination Premises.
2.Base Rent. Tenant shall continue to pay Base Rent as provided in the Fifth Amendment through December 31, 2023. Commencing on the Extension Term Commencement Date, Tenant shall pay Base Rent pursuant to the following schedule:

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Period	Annualized Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per RSF
01/01/24 -12/31/24	$10,088,291.86	$840,690.99	$2.39
01/01/25 -12/31/25	$10,416,161.34	$868,013.45	$2.47
01/01/26 -12/31/26	$10,754,686.59	$896,223.88	$2.55
01/01/27 -12/31/27	$11,104,213.90	$925,351.16	$2.63
01/01/28 -12/31/28	$11,465,100.85	$955,425.07	$2.72

3.Direct Expenses. Tenant shall continue to pay Tenant’s Share of Direct Expenses and all other amounts due under the Lease through the Extension Term.
4.Security Deposit/Letter of Credit. Landlord shall continue to hold the Security Deposit pursuant to the terms and conditions of Article 21 of the Original Lease and the L-C in accordance with the terms and provisions of Article 22 of the Original Lease through the Extension Term, as many be extended.
5.Partial Early Termination. Notwithstanding anything to the contrary contained in this Seventh Amendment or otherwise in the Lease, Tenant shall have the option during the Extension Term to terminate the Lease (the “Partial Termination Right”) with respect to both the 6290 Building and the 6310 Building (collectively, the “Partial Early Termination Premises”) effective as of December 31, 2026 (the “Partial Early Termination Date”), so long as (a) Tenant delivers to Landlord a written notice (“Termination Notice”), of its election to exercise its Partial Termination Right on or before December 31, 2025, and (b) concurrent with Tenant’s delivery of a Termination Notice to Landlord, Tenant delivers a one-time termination payment to Landlord in the amount of $1,202,554.50 (the “Termination Payment”). The Partial Termination Right may only be exercised by Tenant with respect to the entire Partial Early Termination Premises. If Tenant timely and properly exercises the Partial Termination Right by delivery of a Termination Notice and the Termination Payment to Landlord, then Tenant shall vacate the Partial Early Termination Premises and deliver possession thereof to Landlord in the condition required by the terms of the Lease on or before the Partial Early Termination Date, and Tenant shall have no further obligations under the Lease with respect to the Partial Early Termination Premises after the Partial Early Termination Date for the Partial Early Termination Premises except for those obligations accruing prior to the Partial Early Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease. Further, if Tenant timely and properly exercises the Partial Termination Right by delivery of a Termination Notice and the Termination Payment to Landlord, Tenant shall, if requested by Landlord, enter into an amendment to the Lease to reflect the early termination of the Lease with respect to the Partial Early Termination Premises including, without limitation, the reduction of Tenant’s parking rights in connection with the early termination of the Partial Early Termination Premises.
6.Insurance. In accordance with Section 10.4 of the Original Lease, Tenant shall name Landlord and ARE-SD Region No. 76, LLC; ARE-SD Region No. 76 Holding, LLC, and National Safe Harbor Exchanges, Inc., as additional insureds. Tenant shall furnish certificates evidencing the foregoing to Landlord concurrently with Tenant’s delivery of an executed copy of this Seventh Amendment to Landlord.
7.First Right to Negotiate. During the term of the Lease, each time Tenant is considering leasing additional or alternative space in the San Diego area, prior to Tenant going out to the market to seek such additional or alternative space, Tenant shall deliver written notice to Landlord, which notice shall include a description of the additional or alternative space desired by Tenant. Landlord or an affiliate of Landlord shall have the opportunity, if it so elects and without obligation to do so, to offer for lease to Tenant, one or more alternative premises at the project or another project owned by an affiliate of Landlord which reasonably satisfies the additional or alternative space being sought by Tenant.
8.California Accessibility Disclosure. Section 3 of the Third Amendment is hereby incorporated by reference with respect to all of the Buildings.
751292702.5

9.Right of First Refusal. Section 2.4 of the Second Amendment is hereby deleted in its entirety and is of no further force or effect and Tenant shall have no further rights of first refusal under the Lease.
10.OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
11.Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction, other than Savills, Cushman & Wakefield and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers referenced in this Section 6, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment. Landlord shall be responsible for all commissions due to Savills, Cushman & Wakefield and CBRE arising out of this Seventh Amendment in accordance with the terms of separate written agreements between Landlord, on the one hand, and Savills, Cushman & Wakefield and CBRE, on the other hand.
12.Miscellaneous.
c.This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions in connection therewith. This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto.
d.This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
e.This Seventh Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Seventh Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
f.Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.
[Signatures are on the next page]

751292702.5

IN WITNESS WHEREOF, Landlord and Tenant have executed this Seventh Amendment as of the day and year first above written.
LANDLORD:
ARE-SD REGION NO. 76, LLC,
a Delaware limited liability company
By:    ARE-San Francisco No. 43, LLC,
a Delaware limited liability company,
managing member
    By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
        By:    ARE-QRS CORP.,
        a Maryland corporation,
        general partner
        By:/s/ Gary Dean
Its: Executive Vice President – Real Estate Legal
TENANT:
DEXCOM, INC.,
a Delaware corporation
By: /s/ Jereme Sylvain
Name: Jereme Sylvain
Its: EVP, Chief Financial Officer
x I hereby certify that the signature, name,
and title above are my signature, name and title

751292702.5